RESOLUTION ADOPTED NOVEMBER 18, 1999,
                     AMENDING THE DEFERRED COMPENSATION PLAN
                          FOR NON-MANAGEMENT DIRECTORS



RESOLVED, that the Deferred Compensation Plan for Non-Management Directors be, and it hereby is, amended, to provide that each Director be given the opportunity to timely elect to receive his or her deferred benefits under the Fixed Benefit Option in a lump sum payment upon a change in control and termination from the Board, such election to be subject to the terms and conditions necessary to avoid treatment of the deferred amounts as constructively received for income tax purposes;

FURTHER RESOLVED, that the Plan be, and it hereby is, amended to provide that lump sum payments of the Fixed Benefit Option to all participants electing such payment option be computed using a rate equal to the thirty-year (30-year) U.S. Treasury bond yield published on (or, if applicable, first published after) the date of the change of control, and be payable within sixty (60) days thereafter; and

FURTHER RESOLVED, that the Plan be, and it hereby is, amended to provide that following a change of control and a Director's termination prior to age seventy
(70), the mandated pre-seventy (70) actuarial reduction be waived with respect to Plan benefits, as applicable, regardless of the payment option form available with respect to such benefits.